                                                                  Exhibit 4.4(4)

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of January 27, 1997, between The Shaw Group Inc., a Louisiana corporation ("Shaw") and the undersigned shareholders of Shaw (the "Shareholders").

                              Preliminary Statement

         Shaw, the Shareholders, NAPTech, Inc. ("NAPTech"), SAON, Inc. and certain other shareholders of NAPTech are parties to that certain Plan and Agreement of Merger dated as of August 5, 1996, as amended by the First Amendment to the Plan and Agreement of Merger dated January 27, 1997 (the "Merger Agreement"), pursuant to which, on the date hereof, Shaw is issuing shares (the "Shares") of Shaw's common stock, no par value (the "Common Stock"), to the Shareholders.

         NOW, THEREFORE, in consideration of the transactions effected pursuant to the Merger Agreement and the premises and the mutual agreements set forth herein, Shaw and the Shareholders hereby agree as follows:

         1. The Shares shall bear a legend substantially identical to the following:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THIS CORPORATION RECEIVES AN OPINION SATISFACTORY TO THIS CORPORATION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES ACCEPTABLE TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO (A) THE RESTRICTION SET FORTH IN SECTION 5.12(i) OF THAT CERTAIN PLAN AND AGREEMENT OF MERGER DATED AS OF AUGUST 5, 1996, AS AMENDED (THE "PLAN OF MERGER") AMONG THE SHAREHOLDERS OF NAPTech INC., NAPTech, INC., SAON, INC. AND THE SHAW GROUP INC. ("SHAW") AND (B) THE RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 27, 1997 (THE "REGISTRATION AGREEMENT") BETWEEN SHAW AND THE SHAREHOLDERS OF NAPTech, INC. COPIES OF THE PLAN OF MERGER AND THE REGISTRATION AGREEMENT ARE FILED WITH THE SECRETARY OF SHAW. BY ACCEPTANCE OF THIS CERTIFICATE, THE

         HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE PLAN OF MERGER AND THE REGISTRATION AGREEMENT.

         2. Shaw represents and warrants to the Shareholders that the Shares are
(a) duly authorized, validly issued, fully paid and nonassessable and (b) free and clear of all liens, claims and encumbrances other than those created by any action or inaction of the Shareholders.

         3. Shaw represents and warrants that (a) it has the corporate power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly and validly authorized by all necessary action, corporate or otherwise, (c) this Agreement has been duly executed and delivered by it, and (d) this Agreement constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceeding therefor may be brought.

         4. Each of the Shareholders represents and warrants, as applicable, that (a) each has the power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly and validly authorized by all necessary action of each, (c) this Agreement has been duly executed and delivered by each, and (d) this Agreement constitutes the valid and legally binding obligation of each, enforceable against each in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceeding therefor may be brought.

         5. (a) Shaw shall cause to be filed with the Securities and Exchange Commission (the "Commission") on or prior to May 1, 1997, a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available and as determined by Shaw, to cover resales of Transfer Restricted Securities (as hereinafter defined). The Shareholders shall provide the information required pursuant to Section 5(b) hereof. Shaw shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 30 days after the date the Shelf Registration Statement is initially filed with the Commission. Shaw shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending two years from the effective date thereof or such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement shall cease to be a Transfer Restricted Security.

         If there shall occur any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, Shaw shall as promptly as practicable (but not later than 60 days) file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use commercially reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

         Notwithstanding anything to the contrary in this Section 5, Shaw may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of Shaw determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, and (iii) the Board of Directors of Shaw determines in good faith that disclosure of such material non-public information would not be in the best interests of Shaw and its shareholders or (B) Shaw has made a public announcement relating to an acquisition or business combination transaction including Shaw and/or one or more of its subsidiaries (i) that is material to Shaw and its subsidiaries taken as a whole and (ii) the Board of Directors of Shaw determines in good faith that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of Shaw and its shareholders or (C)(i) disclosure is required in the Shelf Registration Statement of financial information of any person or entity other than Shaw or its subsidiaries and affiliates pursuant to Article 3 or
Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act") and (ii) any of such required financial information (including related audit reports and consents of independent accountants) is not available to Shaw after use of commercially reasonable efforts to obtain such financial information)(the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (A) or (B) of this subparagraph (a) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which Shaw provides written notice to the Shareholders that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 5 and shall end on the date on which the Shareholders are advised in writing by Shaw that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the prospectus constituting a part of the Shelf Registration Statement may be resumed; provided, however, that the aggregate number of days in all Suspension Periods during any calendar year shall not exceed 120. Written notices and advices to the Shareholders pursuant to this Section 5 shall be effective if provided to the Shareholder Representative in accordance with Section 10.

                  (b) The Shareholders may not include any of their Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless the Shareholders furnishes to Shaw in writing, within 10 business days after receipt of a request therefor, such information as Shaw may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein.

                  (c) For purposes of this Section 5, "Transfer Restricted Securities" shall mean each Share, until each such Share (A) has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement covering it, (B) is distributed to the public pursuant to Rule 144 or (C) is sold or is available to be sold pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or otherwise or (D) is sold pursuant to Rule 904 of Regulation S under the Securities Act.

         6. If and whenever Shaw is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Transfer Restricted Securities under the Securities Act, Shaw will:

                  (a) furnish to each selling stockholder such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Transfer Restricted Securities owned by such seller;

                  (b) use commercially reasonable efforts to register or qualify the Transfer Restricted Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling stockholder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such seller to consummate the public sale or other disposition in such jurisdiction of the Transfer Restricted Securities owned by such seller; and

                  (c) use commercially reasonable efforts to list the Shares with any securities exchange or market on which the Common Stock is then listed.

         7. All expenses incident to Shaw's performance of or compliance with this Agreement will be borne by the Shareholders in proportion to their ownership of the Shares (and, if applicable, reimbursed to Shaw promptly following receipt by the Shareholders of appropriate documentation); provided, however, that the Shareholders' obligation to pay expenses pursuant to this
Section 7 shall not exceed 50% of the first $30,000 of expenses, with all remaining amounts to be borne by Shaw. Such expenses shall include, without limitation, (i) all registration and filing fees (including those of the Commission and the New York Stock Exchange, Inc.), (ii) fees and expenses of compliance with all applicable state securities or "blue sky" laws, (iii) printing and engraving expenses, (a) fees and disbursements of counsel and independent accountants for Shaw, (iv) listing fees on any applicable stock exchange or trading system, and (v) rating agency fees.

     8. In the event of a registration of any of the Transfer Restricted Securities under the Securities Act, Shaw will hold harmless the seller of such Transfer Restricted Securities, and each director, officer and partner of such seller and each other person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation of law by Shaw or its agents or any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Transfer Restricted Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Shaw will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Shaw through an instrument duly executed by such seller specifically for use in the preparation thereof.

         In the event of any registration of any of the Transfer Restricted Securities under the Securities Act pursuant to this Agreement, each seller of such Transfer Restricted Securities, severally and not jointly, will indemnify and hold harmless Shaw and each person, if any, who controls Shaw within the meaning of Section 15 of the Securities Act, each officer of Shaw who signs the registration statement and each director of Shaw within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages or liabilities referred to in the above paragraph, if the statement, alleged statement, omission or alleged omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to Shaw by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement.

         9. Prior to any proposed transfer of any of the Transfer Restricted Securities (other than under pursuant to an effective registration as provided herein), the Shareholder shall give written notice to Shaw of such Shareholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion (in form and content acceptable to Shaw) of such counsel as shall be satisfactory to Shaw to the effect that (i) such proposed transfer does not create a situation which would require the registration of any of the Transfer Restricted Securities under the Securities Act; and (ii) the proposed transfer may be effected without registration under the Securities Act of the Transfer Restricted Securities to be transferred (as, for example, that such transfer may be made pursuant to and in compliance with the conditions of Rule 144 or Rule 237 under the Securities Act (or any other similar rule in effect at the time)). Shaw's acceptance of such an opinion as satisfactory shall not be unreasonably withheld. Such proposed transfer may be effected only if Shaw shall have received such notice and opinion of counsel, whereupon the holder of such Transfer Restricted Securities shall be entitled to transfer such Transfer Restricted Securities in accordance with the terms of the notice delivered by the holder to Shaw. The certificate issued upon the transfer of any such Transfer Restricted Securities as above provided (and the certificate evidencing any untransferred balance of such Transfer Restricted Securities) shall bear the restrictive legend set forth in Section 1 above, except that the certificate shall not bear such restrictive legend and the holder thereof shall be entitled to receive from Shaw, without expense, a new certificate not bearing such legend, if the opinion of counsel referred to above is to the further effect that such legend or legends are not required in order to establish compliance with any provisions of the Securities Act. The rights of the Shareholders under this Agreement may be transferred or assigned only upon the written consent of Shaw.

         10. Each of the Shareholders  hereby  constitutes and appoints Bradford
J. Brower as his or its true and lawful attorney-in-fact, agent and representative (the "Shareholder Representative"), with full power of substitution and resubstitution, for him or it and in his or its name, place and stead, in any and all capacities, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement, including without limitation those instruments called for by this Agreement and all waivers, consents, instructions, authorizations and other actions called for, contemplated or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments, granting unto the Shareholder Representative full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the Shareholder Representative, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation, the power and authority to deliver and convey his Shares in accordance with the terms hereof, to receive and give receipt for all consideration due him pursuant to this Agreement and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. Should the Shareholder Representative be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Shareholders appoint a successor to serve in his stead, the Shareholders shall be required to act jointly so that Shaw may always deal with one person on their behalf.

         11. All  notices and other  communications  provided  for or  permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

If to the Shareholders:

Bradford J. Brower, as Shareholder Representative
851 South Freeport Industrial Parkway
Clearfield, Utah 84105
Telephone: (801) 773-7300
Telecopy: (801) 773-6185

If to Shaw:

The Shaw Group, Inc.
1100 Mead Road
Baton Rouge, Louisiana  70816
Telephone:  (504) 296-1140
Telecopy:  (504) 296-1199
Attention:  Bret M. Talbot, Chief Financial Officer

     12. This Agreement shall be governed by, an construed in accordance with, the laws of the State of Louisiana, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

THE SHAW GROUP INC.


                                        By: /s/ Bret M. Talbot
                                            __________________________________
                                            Name:   Bret M. Talbot
                                            Title:  Vice President and Chief
                                                    Financial Officer

SHAREHOLDERS OF NAPTech, Inc.:

BRADFORD J. BROWER

_______________________________
Bradford J. Brower


ROBERTSON FAMILY TRUST

By:_____________________________
      Don L. Robertson, Trustee

By:_____________________________
      Mary L. Robertson, Trustee


ROBERT A. SCHROEDER

________________________________
Robert A. Schroeder


NUPETCO ASSOCIATES, A UTAH
LIMITED PARTNERSHIP

By:___________________________________
      Neuman C. Petty, General Partner


GES INVESTMENTS, L.C.

By:___________________________________
      Gary E. Stevenson, Member

SRW INVESTMENTS, L.C.

By:__________________________________
      Scott R. Waterson, Member


BALLARD INVESTMENT COMPANY

By:___________________________________________
      M. Russell Ballard, Jr., General Partner


RICHARD I. & JUDITH A. WINWOOD

______________________________________
Richard I. Winwood

______________________________________
Judith A. Winwood


RICHARD WINWOOD

______________________________________
Richard Winwood


PRUDENTIAL SECURITIES C/F DON L. ROBERTSON
IRA DTD 5/12/92 ACCT # EO-R41739

By:_______________________________________

________________________________
Donald L. Robertson, Beneficiary


GREG R. COWLEY

______________________________
Greg R. Cowley


BB & GC ENTERPRISES, L.L.C.

By:____________________________
      Greg R. Cowley, Manager